Exhibit 10.2
AMENDMENT TO CONSULTING AGREEMENT

This Amendment to the Consulting Agreement (“Amendment”), effective as of April 22, 2009 is entered into by and between PACIFIC ASIA PETROLEUM, INC. (successor-in-interest to Advanced Drilling Services, LLC (“ADS”)), a Delaware corporation (herein referred to as the “Company”), Liviakis Financial Communications, Inc., a California corporation (herein referred to as the “Consultant”), and Michael Bayes, an employee of Consultant.

WITNESSETH:

WHEREAS, the Company and Consultant entered into a Consulting Agreement effective March 10, 2005 (the “Consulting Agreement”), concerning the engagement of Consultant as an investor relations firm; and

WHEREAS, the parties wish to amend the Consulting Agreement so that Consultant shall continue to provide its investor relations services to the Company and the Company has agreed to provide additional consideration for such continued service;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	All references to “Company” contained in the Consulting Contract shall be deemed to mean “Pacific Asia Petroleum, Inc., a Delaware corporation.”

2.	Section 1 of the Consulting Agreement is amended and restated in its entirety to read as follows:

“Term of Consultancy.  The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide the services specified herein to the Company through May 7, 2011 (the “Term”), unless earlier terminated as set forth herein.”

3.	Section 4(a), (b) and (c) of the Consulting Agreement are amended and restated in their entirety to read as follows:

“a)           For undertaking this engagement, the Company agrees to issue the following shares of the Company’s Common Stock (“Shares”) to the Consultant and Michael Bayes, subject to Board approval, as follows:

i.	Seven hundred ninety thousand (790,000) Shares to the Consultant as soon as reasonably practicable following the effective date of this Amendment (the “Consultant Grant”); and

ii.	Seventy nine thousand (79,000) Shares to Michael Bayes as soon as reasonably practicable following the effective date of this Amendment (the “Bayes Grant”).

b)           Each grant of Shares set forth in Section 4(a) above shall be granted by the Company at a price equal to the fair market value per share of the Shares as determined by the Board of Directors of the Company as of the date of grant, with the sole consideration for the issuance of such Shares being the agreement by Consultant to provide the services to the Company as set forth herein.

c)           At the time of each Share grant, each of the Consultant and Michael Bayes shall enter into a Subscription Agreement for Shares in substantially the form attached hereto as Exhibit A.”

4.	Section 9 of the Consulting Contract is amended and restated in its entirety to read as follows:

“The Company may terminate this Agreement at any time by sending written notice thereof to the Consultant on or before such date.  If the Company terminates this Agreement, the Company shall have no further liability or obligation to the Consultant or Mr. Bayes under this Agreement.”

5.	Except to the extent modified hereby, the Consulting Agreement shall remain in full force and effect.

6.	This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the date and year first referenced above.

“The Company”                                        PACIFIC ASIA PETROLEUM, INC.

Date:  4/22/09                                        By: /s/ Frank C. Ingriselli
Frank Ingriselli, President

“The Consultant”                                      LIVIAKIS FINANCIAL COMMUNICATIONS, INC.

Date:  4/24/09                                        By: /s/ John Liviakis
John Liviakis, President

Date:  4/24/09                                        /s/ Michael Bayes
Michael Bayes